EXHIBIT 99.1

Investor Relations:	Media:

Melissa Marsden	Rick Roth
Tel: 303-576-2622	Tel. 303-576-2641
mmarsden@prologis.com	media@prologis.com

PROLOGIS REPORTS SECOND QUARTER RESULTS

Company Added To S&P 500; Results In Line with Prior Guidance

DENVER — July 22, 2003 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today reported funds from operations (FFO) of $0.54 per diluted share for the second quarter of 2003, down from $0.59 in the second quarter of the prior year. Net earnings per diluted share were $0.26 for the quarter, compared with net earnings per diluted share of $0.31 for the same period in the prior year. For the six months ended June 30, 2003, FFO per diluted share was $1.09 compared with $1.18 in 2002. Net earnings per diluted share for the six months ended June 30, 2003, were $0.47 compared with $0.62 in the comparable period of 2002.

“Overall our results were in line with our expectations, although at the low end. Operating property performance is showing signs of improvement with positive same store net operating income growth resulting from an improvement in occupancies,” said K. Dane Brooksher, chairman and chief executive officer. “Rental revenues and management fees from our rapidly expanding property funds continue to show solid growth, and our development activities in Asia are gaining momentum. However, due to the competitive nature of the North American acquisition market, we have not been able to redeploy proceeds from our sale of the U.S. temperature controlled business as rapidly as originally expected, which led to modest dilution in the quarter. In addition, slower decision making in the United Kingdom and France related to the war and softer economic conditions, impacted leasing and resulted in a lower level of contributions into the ProLogis European Properties Fund in the second quarter.”

As a result, the company reported FFO at the low end of its range of $0.54 to $0.59 per share for the second quarter, based upon previous guidance of 23% to 24% of full-year FFO per share of $2.37 to $2.45. “While we are seeing signs of increased activity and improvement in North American market conditions, we remain cautious. Due to the factors noted above and the lack of any definitive signs of a sustained, near-term recovery, we are more comfortable with a range of $2.37 to $2.41 in FFO per share and $1.20 to $1.25 in earnings per share for 2003,” Mr. Brooksher concluded.

Mr. Brooksher also commented on the company’s recent addition to the S&P 500 Index. “Our inclusion in the Index is a clear indication of our long-term success in serving customers’ needs. The dedication and commitment of our employees has helped us achieve recognition as a worldwide leader, and we look forward to further expansion of our shareholder base.”

CDFS Pipeline on Track

“Year to date we have completed $539 million of corporate distribution facilities services (CDFS) dispositions from 26 markets in North America, Europe and Japan, 94% of which were contributed to ProLogis property funds. Given our expected development starts and disposition activity for the remainder of the year, we believe we are on track with planned starts of $850 to $950 million and dispositions of $1.0 to $1.1 billion for 2003,” said Irving F.

Lyons, III, vice chairman and chief investment officer. Since the beginning of the year, ProLogis has signed over 6.1 million square feet of new CDFS leases, with 61% of that space leased to repeat customers.

In Japan, ProLogis continued to expand its presence with the purchase of 11.4 acres of land in Osaka on which it began development of a $158 million, seven-story, 1.4 million square foot facility in Nanko Minami. This submarket is the premier location for distribution-related activities in the greater Osaka and Kobe area, situated between Osaka’s central business district and Kansai International Airport. This development is expected to be completed in the second half of 2004.

Solid Growth in ProLogis Property Funds Continues

Since the second quarter of 2002, the total assets under management in ProLogis property funds has increased by $1.7 billion to more than $5.4 billion, driving a 34% increase in ProLogis’ share of FFO and related fees earned from the funds compared with the first half of 2002. “Demand for industrial facilities and interest in our property fund model among institutional investors continues to be strong. Our access to global sources of private capital ensures that we will be able to further expand our international platform and satisfy our customers’ needs, while helping to sustain high returns on invested capital through development gains and management fees,” Mr. Lyons concluded.

Additional highlights for the quarter and year to date

•	Increased same store net operating income for the quarter by 2.22% over the second quarter of 2002 (a 1.99% increase when straight-lined rents are excluded), an improvement over a decrease of 0.45% (a 0.34% decrease when straight-lined rents are excluded) in the first quarter of 2003. The increase was driven by a 1.22% improvement in same store occupancy.

•	Achieved income from CDFS activities of $30.2 million for the quarter. Year to date, CDFS income was $61.5 million with pre-deferral margins of 15.9% and post-deferral margins of 12.6%.

•	Increased ProLogis’ share of FFO from property funds by 33% for the quarter, to $18.5 million from $13.9 million in the same quarter in 2002. Year to date, ProLogis’ share of FFO from property funds increased by 34%, to $35.4 million from $26.3 million in the same period in 2002.

•	Grew fee income from property funds by 23% for the quarter, to $11.7 million from $9.5 million in the same quarter in 2002. Year to date, fees from property funds increased by 35%, to $21.4 million from $15.9 million in the same period in 2002.

•	Significantly diversified the base of shareholders as GE Capital Real Estate, which had retained approximately 15.8 million ProLogis shares following its acquisition of Security Capital Group in May 2002, took advantage of the increased trading activity afforded by the company’s inclusion in the S&P 500 to divest their shares.

Copies of ProLogis’ second quarter 2003 supplemental information will be available from the company’s web site at http://ir.prologis.com or by request at 800-820-0181. The related conference call will be available via a live web cast on the company’s web site at http://ir.prologis.com at 10:00am EDT on Wednesday, July 23, 2003. A replay of the call will be available on the company’s web site or at www.streetevents.com.

ProLogis is a leading provider of distribution facilities and services with 231.7 million square feet (21.5 million square meters) in 1,742 distribution facilities owned, managed and under development in 67 markets in North America, Europe and Japan (excludes temperature-controlled distribution facilities). ProLogis continues to expand the industry’s first and only global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.

# # #

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, changes in financial markets or interest rates that could adversely affect ProLogis’ ability to meet its financing needs and obligations, weather, obtaining governmental approvals and meeting development schedules, and therefore, may differ materially from what is expressed or forecasted in this press release.

Second Quarter 2003

SUPPLEMENTAL INFORMATION
(Unaudited)

Page

OVERVIEW:
Selected Financial Information	1
FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2
Consolidated Statements of Funds From Operations	3
Consolidated Statements of EBITDA	4
Reconciliation of Net Earnings to Funds From Operations and EBITDA	5
Consolidated Balance Sheets	6
Investments in Unconsolidated Investees	7
Notes to Consolidated Financial Statements	8 & 8a
SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	9 & 9a
Calculations of Return on Capital and Related Comments	10 & 10a
ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings	11 & 11a
ProLogis Property Funds — Balance Sheets	12
Temperature-Controlled Distribution Investees	13
SELECTED STATISTICAL INFORMATION:
Leased and Physical Occupancy Analysis	14 & 14a
Lease Expirations/Top 25 Customers	15
Leasing Activity/Actual Capital Expenditures	16
Same Store Sales Growth	17
SELECTED INVESTMENT INFORMATION:
Acquisitions, Dispositions and Land Held for Development	18
CDFS Business Summary	19
Development Summary	20
SELECTED OTHER INFORMATION:
Capital Structure	21
Debt Analysis	22
Geographic Distribution	23

Executive Office Address:
14100 East 35Th Place
Aurora, Colorado 80011
(303) 375-9292

ProLogis

Second Quarter 2003
Unaudited Financial Results

Selected Financial Information (1)
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,

	2003	2002	% Change	2003	2002	% Change

Income items:
Net Earnings (see pages 2 and 5):
Net Earnings attributable to Common Shares	$47,481	$56,835	-16.5%	$86,186	$111,831	-22.9%
Net Earnings per diluted Common Share	$0.26	$0.31	-16.1%	$0.47	$0.62	-24.2%
Funds From Operations (see pages 3 and 5):
Funds From Operations attributable to Common Shares	$99,503	$108,500	-8.3%	$200,098	$214,669	-6.8%
Funds From Operations per diluted Common Share	$0.54	$0.59	-8.5%	$1.09	$1.18	-7.6%
EBITDA (see pages 4 and 5):
EBITDA	$169,473	$182,619	-7.2%	$334,251	$358,490	-6.8%
Distributions per Common Share:
Actual distributions (2)	$0.360	$0.355	1.4%	$0.720	$0.710	1.4%

	June 30,	December 31,
	2003	2002	% Change

Total Assets, net of accumulated depreciation (see page 6)	$6,129,624	$5,923,525	3.5%

Total Book Assets (see page 10):
Direct investment	$5,774,993	$5,551,820	4.0%
ProLogis’ share of total book assets of unconsolidated investees	1,948,234	1,711,809	13.8%

Totals	$7,723,227	$7,263,629	6.3%

Market Capitalization (see page 21)	$9,180,315	$8,445,729	8.7%

Assets Owned and Under Management:
Real estate assets owned directly by ProLogis, before depreciation (see page 6)	$5,537,659	$5,395,527	2.6%
Assets owned by ProLogis’ unconsolidated investees:
Real estate assets owned by ProLogis Property Funds, before depreciation (weighted ownership interest of 29.7%) (see page 12)	5,428,964	4,595,452	18.1%
Real estate assets owned by CDFS Joint Ventures, before depreciation (weighted ownership interest of 50%) (3)	151,764	132,766	14.3%
ProLogis’ investment in and share of third party debt of temperature-controlled distribution investee (ownership interest in excess of 99% (see page 13) (4)	200,697	178,658	12.3%

	5,781,425	4,906,876	17.8%

Totals	$11,319,084	$10,302,403	9.9%

Footnote references are to pages 8 and 8a.

Supplemental Information Page 1

ProLogis

Second Quarter 2003
Unaudited Financial Results

Consolidated Statements of Earnings (1)
(in thousands, except per share amounts)

					Pro Forma (1)
	Three Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,

	2003	2002	2003	2002	2002

Revenues:
Rental income (5)(6)	$111,691	$111,125	$227,347	$224,054	$225,775
CDFS income (3)(7)(8)	30,170	45,355	61,522	81,253	72,462
Income from ProLogis Property Funds (including fees earned by ProLogis)	22,547	15,851	32,743	30,107	30,227
Income from temperature-controlled distribution investees (9)	4,372	1,397	6,690	12,073	12,073
Income (loss) from other unconsolidated investees (10)	—	—	52	(2,069)	(2,069)
Interest and other income	607	805	976	1,375	1,500

	169,387	174,533	329,330	346,793	339,968
Expenses:
Rental expenses, net of recoveries (5)(11)	9,766	8,776	19,890	16,517	16,572
General and administrative	14,363	13,501	30,239	26,428	28,004
Depreciation and amortization	40,717	35,945	82,235	72,176	72,437
Interest (12)	39,533	40,201	76,787	81,031	74,049
Other	921	1,024	1,699	1,845	1,929

	105,300	99,447	210,850	197,997	192,991

Earnings from operations	64,087	75,086	118,480	148,796	146,977
Minority interest	1,327	1,308	2,610	2,590	2,642

Earnings before net gains on disposition of non-CDFS assets and net foreign currency exchange expenses/losses	62,760	73,778	115,870	146,206	144,335
Gains on disposition of non-CDFS assets, net (7)	3,207	4,800	3,590	4,647	4,647
Foreign currency exchange expenses/losses, net (13)	(3,669)	(6,533)	(8,771)	(6,872)	(2,408)

Earnings before income taxes	62,298	72,045	110,689	143,981	146,574
Income taxes:
Current income tax expense	2,087	2,436	2,596	3,496	6,089
Deferred income tax expense	4,551	4,595	5,549	12,296	12,296

Total income taxes	6,638	7,031	8,145	15,792	18,385

Net Earnings	55,660	65,014	102,544	128,189	128,189
Less preferred share dividends	8,179	8,179	16,358	16,358	16,358

Net Earnings Attributable to Common Shares	$47,481	$56,835	$86,186	$111,831	$111,831

Weighted average Common Shares outstanding — basic (14)	179,019	177,998	178,811	177,264	177,264
Weighted average Common Shares outstanding — diluted (15)	182,050	185,068	181,610	184,201	184,201
Net Earnings Per Common Share:
Basic	$0.27	$0.32	$0.48	$0.63	$0.63

Diluted (15)	$0.26	$0.31	$0.47	$0.62	$0.62

Footnote references are to pages 8 and 8a.

Supplemental Information Page 2

ProLogis

Second Quarter 2003
Unaudited Financial Results

Consolidated Statements of Funds From Operations (1)
(in thousands, except per share amounts)

					Pro Forma (1)
	Three Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,

	2003	2002	2003	2002	2002

Revenues:
Rental income (5)(6)	$111,691	$111,125	$227,347	$224,054	$225,775
Funds From Operations from CDFS business (3)(7)(8)	30,170	39,843	61,522	76,822	72,534
ProLogis’ share of Funds From Operations of ProLogis Property Funds	18,537	13,926	35,368	26,344	26,344
Fee income earned from ProLogis Property Funds	11,698	9,537	21,437	15,916	15,916
ProLogis’ share of Funds From Operations of temperature-controlled distribution investees (9)	5,487	11,243	9,005	24,775	24,775
Income (loss) from other unconsolidated investees (10)	—	—	52	(2,069)	(2,069)
Interest and other income	607	805	976	1,375	1,500

	178,190	186,479	355,707	367,217	364,775
Expenses:
Rental expenses, net of recoveries (5)(11)	9,766	8,776	19,890	16,517	16,572
General and administrative	14,363	13,501	30,239	26,428	28,004
Depreciation of non-real estate assets	1,978	1,934	4,061	3,663	3,851
Interest (12)	39,533	40,201	76,787	81,031	74,049
Foreign currency exchange expenses/losses, net (13)	533	620	1,369	620	612
Current income tax expense	2,087	2,436	2,596	3,496	6,089
Other	921	1,024	1,699	1,845	1,929

	69,181	68,492	136,641	133,600	131,106

Funds From Operations	109,009	117,987	219,066	233,617	233,669
Less preferred share dividends	8,179	8,179	16,358	16,358	16,358
Less minority interest	1,327	1,308	2,610	2,590	2,642

Funds From Operations Attributable to Common Shares	$99,503	$108,500	$200,098	$214,669	$214,669

Weighted average Common Shares outstanding — basic (14)	179,019	177,998	178,811	177,264	177,264
Weighted average Common Shares outstanding — diluted (16)	186,841	185,068	186,401	184,201	184,201
Funds From Operations per Common Share:
Basic	$0.56	$0.61	$1.12	$1.21	$1.21

Diluted (16)	$0.54	$0.59	$1.09	$1.18	$1.18

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliation of Net Earnings to Funds From Operations on Page 5.

Funds From Operations Discussion

ProLogis considers Funds From Operations to be a useful supplemental measure of comparative period operating performance. Funds From Operations does not represent Net Earnings or Cash from Operating Activities that are computed in accordance with generally accepted accounting principles in the United States (“GAAP”) and is not indicative of cash available to fund cash needs, which ProLogis presents in its Consolidated Statements of Cash Flows and includes in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Funds From Operations should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance or as an alternative to Cash Flows from Operating, Investing or Financing Activities as a measure of liquidity. Additionally, the Funds From Operations measure presented by ProLogis will not necessarily be comparable to similarly titled measures of other REITs.

Funds From Operations is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) generally as net earnings attributable to common equity (computed in accordance with GAAP), excluding real estate related depreciation and amortization, gains and losses from sales of properties, except those gains and losses from sales of properties upon completion or stabilization under pre-sale agreements and after adjustments from unconsolidated investees to reflect their Funds From Operations on the same basis. ProLogis includes the income generated by its CDFS business segment in its computation of Funds From Operations, including the gains and losses from the contributions or sales of its CDFS assets. See note 3 on page 8 for a discussion of ProLogis’ CDFS business segment activities.

Funds From Operations, as used by ProLogis, is modified from the NAREIT definition. The items that ProLogis excludes from the Funds From Operations measure defined by NAREIT, while not infrequent or unusual, are subject to significant fluctuations from period to period resulting in both positive and negative effects on ProLogis’ results from operations. Generally, the reasons for these fluctuations are unrelated to factors that ProLogis considers to be key in evaluating and analyzing its operating performance, particularly when comparing ProLogis’ operating performance to that of other REITs who do not have similar operating platforms and who do not operate in the same markets as ProLogis. Further, ProLogis believes that financial analysts, potential investors and shareholders are primarily interested in, and are best served by, the clearer presentation of comparable period operating results generated from the Funds From Operations measure which incorporates these adjustments to the NAREIT definition.

Accordingly, ProLogis’ Funds From Operations measure does not include: (i) deferred income tax benefits and deferred income tax expenses recognized by ProLogis’ taxable subsidiaries; (ii) foreign currency exchange gains and losses resulting from certain debt transactions between ProLogis and its foreign consolidated subsidiaries and its foreign unconsolidated investees: (iii) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of ProLogis’ foreign consolidated subsidiaries and its foreign unconsolidated investees; and (iv) mark-to-market adjustments associated with derivative financial instruments utilized to manage ProLogis’ foreign currency risks.

Footnote references are to pages 8 and 8a.

Supplemental Information Page 3

ProLogis

Second Quarter 2003
Unaudited Financial Results

Consolidated Statements of EBITDA (1)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues:
Rental income (5)(6)	$111,691	$111,125	$227,347	$224,054
EBITDA from CDFS business (3)(7)	35,212	48,044	69,832	90,040
ProLogis’ share of EBITDA of ProLogis Property Funds	30,900	24,269	59,827	46,183
Fee income earned from ProLogis Property Funds	11,698	9,537	21,437	15,916
ProLogis’ share of EBITDA of temperature-controlled distribution investees (9)	6,275	14,068	10,587	30,991
Income (loss) from other unconsolidated investees (10)	—	—	52	(2,069)
Interest and other income	607	805	976	1,375

	196,383	207,848	390,058	406,490
Expenses:
Rental expenses, net of recoveries (5)(11)	9,766	8,776	19,890	16,517
General and administrative	14,363	13,501	30,239	26,428
Foreign currency exchange expenses/losses, net (13)	533	620	1,369	620
Other	921	1,024	1,699	1,845

	25,583	23,921	53,197	45,410

EBITDA before minority interest	170,800	183,927	336,861	361,080
Less minority interest	1,327	1,308	2,610	2,590

EBITDA	$169,473	$182,619	$334,251	$358,490

See Prologis’ Consolidated Statements of Earnings On Page 2 and the Reconciliation of Net Earnings to EBITDA on Page 5.

EBITDA Discussion

ProLogis believes that EBITDA (commonly defined as earnings before interest expense, income taxes, depreciation and amortization) is a necessary component in the calculation of Return on Capital performance measures (see page 10). ProLogis provides the calculation of EBITDA for this purpose. EBITDA should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance or as an alternative to Cash Flows from Operating, Investing or Financing Activities as a measure of liquidity or as an indicator of ProLogis’ ability to make cash distributions.

EBITDA, as used by ProLogis, is defined as Net Earnings (computed in accordance with GAAP) excluding: (i) preferred share dividends; (ii) interest expense; (iii) depreciation and amortization expenses; (iv) income tax expenses and benefits; and (v) the foreign currency exchange gains and losses that are also excluded in computing Funds From Operations under ProLogis’ definition (presented on page 3). In addition, ProLogis adjusts the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect the gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

Footnote references are to pages 8 and 8a.

Supplemental Information Page 4

ProLogis

Second Quarter 2003
Unaudited Financial Results

Reconciliation of Net Earnings to Funds From Operations and EBITDA (1)
(in thousands)

					Pro Forma (1)
	Three Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,

	2003	2002	2003	2002	2002

Reconciliation of Net Earnings to Funds From Operations:
Net Earnings Attributable to Common Shares (see page 2)	$47,481	$56,835	$86,186	$111,831	$111,831
Add (Deduct):
Real estate related depreciation and amortization	38,739	34,011	78,174	68,513	68,586
Gains on disposition of non-CDFS assets, net	(3,207)	(4,800)	(3,590)	(4,647)	(4,647)
Foreign currency exchange expenses/losses, net (13)	3,136	5,913	7,402	6,252	1,796
Deferred income tax expense	4,551	4,595	5,549	12,296	12,296
ProLogis’ share of reconciling items from unconsolidated investees (17):
ProLogis Property Funds (see page 11):
Real estate related depreciation and amortization	10,042	5,475	17,832	11,468	11,468
Other amortization items (18)	(773)	(833)	(1,726)	(1,252)	(1,372)
(Gains) losses on disposition of non-CDFS assets, net	(19)	41	(19)	(755)	(755)
Foreign currency exchange (gains) expenses/losses, net (13)	(1,620)	2,929	7,777	2,692	2,692
Deferred income tax expense	58	—	198	—	—

Total ProLogis Property Funds	7,688	7,612	24,062	12,153	12,033
ProLogis Kingspark (1)(3):
Real estate related depreciation and amortization	—	(33)	—	(58)	—
Foreign currency exchange gains, net (13)	—	(5,518)	—	(4,446)	—
Deferred income tax expense	—	39	—	73	—

Total ProLogis Kingspark	—	(5,512)	—	(4,431)	—
CDFS Joint Ventures (3):
Deferred income tax expense	—	—	—	—	72

Total CDFS Joint Ventures	—	—	—	—	72
Temperature-controlled distribution investees (see page 13):
Real estate related depreciation and amortization	1,528	3,061	3,178	6,391	6,391
Losses on disposition of non-CDFS assets, net	—	3,582	—	4,175	4,175
Foreign currency exchange gains, net (13)	(62)	(67)	(115)	(4,832)	(4,832)
Deferred income tax (benefit) expense	(351)	3,270	(748)	6,968	6,968

Total temperature-controlled distribution investees	1,115	9,846	2,315	12,702	12,702

Funds From Operations Attributable to Common Shares (See pages 2 and 3)	$99,503	$108,500	$200,098	$214,669	$214,669

Reconciliation of Funds From Operations to EBITDA:
Funds From Operations Attributable to Common Shares (see pages 2 and 3)	$99,503	$108,500	$200,098	$214,669
Add (Deduct):
Interest expense	39,533	40,201	76,787	81,031
Depreciation of non-real estate assets	1,978	1,934	4,061	3,663
Current income tax expense	2,087	2,436	2,596	3,496
Adjustment to CDFS gains for interest capitalized to disposed assets (see page 4)	4,297	5,636	6,821	12,919
Preferred share dividends	8,179	8,179	16,358	16,358
ProLogis’ share of reconciling items from unconsolidated investees (17):
ProLogis Property Funds (see page 11):
Interest expense	12,464	10,075	23,932	18,854
Current income tax expense	539	318	979	563
Other amortization items (18)	(640)	(50)	(452)	422

Total ProLogis Property Funds	12,363	10,343	24,459	19,839
ProLogis Kingspark:
Interest expense (19)	—	(2,847)	—	(6,966)
Depreciation of non-real estate assets	—	103	—	199
Current income tax expense	—	1,636	—	2,514
Adjustment to CDFS gains for interest capitalized to disposed assets (see page 4)	—	3,673	—	4,552

Total ProLogis Kingspark	—	2,565	—	299
CDFS Joint Ventures (3):
Interest expense	616	—	1,231	—
Current income tax expense	129	—	258	—

Total CDFS Joint Ventures	745	—	1,489	—
Temperature-controlled distribution investees (see page 13):
Interest expense	12	900	25	2,671
Depreciation of non-real estate assets	664	1,723	1,373	3,214
Current income tax expense	112	202	184	331

Total temperature-controlled distribution investees	788	2,825	1,582	6,216

EBITDA (see pages 2 and 4)	$169,473	$182,619	$334,251	$358,490

See ProLogis’ Consolidated Statements of Earnings on Page 2.

Footnote references are to pages 8 and 8a.

Supplemental Information Page 5

ProLogis

Second Quarter 2003
Unaudited Financial Results

Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2003	2002

Assets:
Investments in real estate assets:
Operating properties	$4,686,382	$4,567,874
Properties under development (including cost of land)	346,349	377,384
Land held for development	429,007	386,820
Other investments (20)	75,921	63,449

	5,537,659	5,395,527
Less accumulated depreciation	778,081	712,319

Net investments in real estate assets	4,759,578	4,683,208
Investments in unconsolidated investees:
Investment in ProLogis Property Funds	647,395	593,479
Investment in CDFS Joint Ventures (3)	48,372	45,183
Investment in temperature-controlled distribution investee (4)	200,465	178,459
Investment in other unconsolidated investees	2,486	4,310

Total investments in unconsolidated investees	898,718	821,431
Cash and cash equivalents	173,438	110,809
Accounts and notes receivable	34,641	39,329
Other assets	263,249	268,748

Total assets	$6,129,624	$5,923,525

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit and short-term borrowings	$469,125	$545,906
Senior unsecured notes	1,901,575	1,630,094
Mortgage notes and other secured debt	520,373	555,978
Construction costs payable	14,213	27,880
Interest payable	42,333	38,454
Dividends payable	729	729
Accounts payable and accrued expenses	108,892	115,628
Other liabilities	67,827	79,902

Total liabilities	3,125,067	2,994,571

Minority interest	39,296	42,467
Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series D preferred shares at stated liquidation preference of $25.00 per share	250,000	250,000
Series E preferred shares at stated liquidation preference of $25.00 per share (21)	50,000	50,000
Common Shares at $.01 par value per share	1,793	1,781
Additional paid-in capital	3,039,642	3,016,889
Accumulated other comprehensive income	145,886	47,264
Distributions in excess of Net Earnings	(622,060)	(579,447)

Total shareholders’ equity	2,965,261	2,886,487

Total liabilities and shareholders’ equity	$6,129,624	$5,923,525

Footnote references are to pages 8 and 8a.

Supplemental Information Page 6

ProLogis

Second Quarter 2003
Unaudited Financial Results

Investments in Unconsolidated Investees
(in thousands)

	June 30,	December 31,
	2003	2002

ProLogis Property Funds (see page 12)(A):
ProLogis European Properties Fund	$410,219	$374,365
ProLogis California LLC	118,372	118,790
ProLogis North American Properties Fund I	44,652	46,175
ProLogis North American Properties Fund II	6,367	7,070
ProLogis North American Properties Fund III	5,622	5,666
ProLogis North American Properties Fund IV	3,686	3,730
ProLogis North American Properties Fund V	48,460	34,287
ProLogis Japan Properties Fund	10,017	3,396

Total investment in Property Funds	647,395	593,479
CDFS Joint Ventures (3)	48,372	45,183
Temperature-controlled distribution investee (see Page 13)	200,465	178,459
Other unconsolidated investees	2,486	4,310

Total investments in unconsolidated investees	$898,718	$821,431

COMMENT

(A)	As of June 30, 2003, the gross amounts of gains (before subsequent amortization) that have not been recognized related to all contributions made by ProLogis to Property Funds are presented below (in thousands). See note 7 on page 8.

	Gross Amounts Not Recognized

	CDFS	Non-CDFS
	Transactions	Transactions	Total

ProLogis European Properties Fund	$83,057	$9,421	$92,478
ProLogis California LLC	5,323	26,129	31,452
ProLogis North American Properties Fund I	8,285	868	9,153
ProLogis North American Properties Fund II	7,375	—	7,375
ProLogis North American Properties Fund III	5,666	337	6,003
ProLogis North American Properties Fund IV	3,824	810	4,634
ProLogis North American Properties Fund V	14,482	104	14,586
ProLogis Japan Properties Fund	2,419	—	2,419

Totals	$130,431	$37,669	$168,100

Footnote references are to page 8 and 8a.

Supplemental Information Page 7

ProLogis

Second Quarter 2003
Unaudited Financial Results

Notes to Consolidated Financial Statements

(1)	As of July 1, 2002, ProLogis acquired the minority ownership interests in ProLogis Kingspark and related companies (see note 3) and from that date has owned 100% of these entities. Accordingly, ProLogis began presenting its investment in ProLogis Kingspark and related companies on a consolidated basis as of that date. In accordance with GAAP, this change in reporting method does not result in a restatement of previous periods. Accordingly, a Statement of Earnings on a pro forma basis and a Statement of Funds From Operations on a pro forma basis for the six months ended June 30, 2002 are presented on pages 2 and 3, respectively. This pro forma financial information is presented to reflect ProLogis Kingspark as if it were consolidated for all periods presented to allow for comparability between periods.

(2)	In December 2002, ProLogis’ Board of Trustees set an annual distribution rate for 2003 of $1.44 per Common Share. The amount of the Common Share distribution may be adjusted at the discretion of the Board during the year.

(3)	The corporate distribution facilities services business (“CDFS business”) segment represents the development of distribution properties with the intent to contribute the properties to a ProLogis Property Fund in which ProLogis has an ownership interest and acts as manager or to sell the property to a third party, and the acquisition and rehabilitation or acquisition and repositioning of distribution properties with the intent to contribute the properties to a ProLogis Property Fund. This segment’s income also includes fees earned for development activities on behalf of customers or third parties and gains or losses from the disposition of land parcels that no longer fit into ProLogis’ development plans.

ProLogis Kingspark, which has been presented on a consolidated basis in ProLogis’ financial statements since July 1, 2002 (see note 1), performs the CDFS business activities in the United Kingdom. ProLogis Kingspark has invested in certain joint ventures that also perform CDFS business activities. While ProLogis’ investment in ProLogis Kingspark was presented under the equity method, the CDFS joint ventures of ProLogis Kingspark that were accounted for under the equity method were not separately presented in ProLogis’ financial statements. All CDFS business activities outside the United Kingdom are performed by ProLogis or one of its consolidated subsidiaries. Currently, all CDFS Joint Ventures operate only in the United Kingdom.

(4)	Represents ProLogis’ investment in a European temperature-controlled distribution company that operates primarily in France and the United Kingdom. All of the operating assets located in the United Kingdom and the distribution assets located in France are classified as “held for sale” as of June 30, 2003. See note 9 and page 13.

(5)	Represents rental income earned and rental expenses incurred while ProLogis owns a property directly. Rental expenses include ProLogis’ direct expenses associated with its management of the Property Funds’ operations. For properties that have been contributed to a ProLogis Property Fund, ProLogis recognizes its share of the total operations of the Property Fund under the equity method. The amount recognized under the equity method is presented as a component of “Revenues” in ProLogis’ Statements of Earnings.

(6)	Amounts include straight-lined rents of $1,672,000 and $1,012,000 for the three months ended June 30, 2003 and 2002, respectively, and $3,726,000 and $2,364,000 for the six months ended June 30, 2003 and 2002, respectively.

(7)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the gain resulting from the contribution. The amount of the gain not recognized is based on its ownership interest in the Property Fund acquiring the property. ProLogis defers this portion of the gain by recognizing a reduction to its investment in the respective Property Fund. ProLogis adjusts its proportionate share of the earnings or losses that it recognizes under the equity method from the Property Funds in later periods to reflect the Property Fund’s depreciation expense as if the depreciation expense was computed on ProLogis’ lower basis in the real estate assets rather than on the Property Fund’s basis in the real estate assets. See page 7.

(8)	CDFS income (defined in note 3) does not include amounts deferred of $8,792,000 and $10,117,000 for the three months ended June 30, 2003 and 2002, respectively, and $15,304,000 and $17,827,000 for the six months ended June 30, 2003 and 2002, respectively. See note 7.

(9)	Since June 2001, substantial portions of the temperature-controlled operating assets in Europe were sold. Also, substantially all of the temperature-controlled operating assets in the United States were sold in October 2002. ProLogis no longer operates in this business segment in the United States. See page 13.

(10)	In 2003, includes a $5,000 loss and income of $57,000 representing ProLogis’ proportionate shares of the net loss of Insight, Inc. and the net earnings of ProLogis Equipment Services LLC, respectively, recognized under the equity method. ProLogis Equipment Services sold substantially all of its assets in September 2002 and is expected to be fully liquidated in 2003.

In 2002, includes a $2,073,000 loss representing ProLogis’ proportionate share of the net loss of a technology related investee. This investee recognized an impairment charge related to the write-down of its remaining investment in Vizional Technologies in the first quarter of 2002. In 2002, also includes $4,000 of income from ProLogis’ investment in Insight, Inc.

(11)	Amounts are net of rental expense recoveries of $25,550,000 and $23,093,000 for the three months ended June 30, 2003 and 2002, respectively, and $52,016,000 and $46,721,000 for the six months ended June 30, 2003 and 2002, respectively.

(12)	Includes amortization of deferred loan costs of $1,297,000 and $1,125,000 for the three months ended June 30, 2003 and 2002, respectively, and $2,924,000 and $2,534,000 for the six months ended June 30, 2003 and 2002, respectively. Excludes interest that has been capitalized related to development activities of $9,100,000 and $4,897,000 for the three months ended June 30, 2003 and 2002, respectively, and $19,635,000 and $10,386,000 for the six months ended June 30, 2003 and 2002. See note 19 on page 8a.

(13)	Under GAAP, foreign currency exchange gains and losses are recognized to the extent these items result from: (i) transactions that are settled in a currency other than the reporting company’s functional currency; (ii) certain debt transactions between ProLogis and its foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of ProLogis’ investment); (iii) remeasurement and settlement of certain third party debt of ProLogis’ foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); (iv) the settlement of derivative financial instruments utilized to manage foreign currency risks; and (v) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. ProLogis excludes certain of these foreign currency exchange gains and losses from Funds From Operations and EBITDA. See pages 2, 3 and 4.

(14)	During the period from January 11, 2001 to June 30, 2003, ProLogis has repurchased 5,571,100 Common Shares at an average cost of $23.50 per share (aggregate cost of $130.9 million, net of expenses). ProLogis has been repurchasing these Common Shares under a program that provides for up to $215.0 million of Common Share repurchases.

Notes are continued on Page 8a.

Supplemental Information Page 8

ProLogis

Second Quarter 2003
Unaudited Financial Results

Notes to Consolidated Financial Statements (Continued)

(15)	Net Earnings per Common Share calculated on a diluted basis is as follows for the periods indicated (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Basic Net Earnings attributable to Common Shares	$47,481	$56,835	$86,186	$111,831
Minority interest	—	1,308	—	2,590

Diluted Net Earnings attributable to Common Shares	$47,481	$58,143	$86,186	$114,421

Weighted average Common Shares outstanding — Basic	179,019	177,998	178,811	177,264
Weighted average conversion of limited partnership units (a)	—	4,965	—	5,014
Incremental effect of potentially dilutive instruments (b)	3,031	2,105	2,799	1,923

Weighted average Common Shares outstanding — Diluted	182,050	185,068	181,610	184,201

Diluted Net Earnings per Common Share	$0.26	$0.31	$0.47	$0.62

(a) For both the three and six months ended June 30, 2003, weighted average limited partnership units of 4,791,000 were not included in the calculation of diluted net earnings per Common Share as the effect, on an as-converted basis, was antidilutive.

(b) Total weighted average potentially dilutive instruments outstanding were 10,535,000 and 10,354,000 for the three months ended June 30, 2003 and 2002, respectively, and 10,744,000 and 10,509,000 for the six months ended June 30, 2003 and 2002, respectively.

(16)	Funds From Operations per Common Share calculated on a diluted basis is as follows for the periods indicated (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Basic Funds From Operations attributable to Common Shares	$99,503	$108,500	$200,098	$214,669
Minority interest	1,327	1,308	2,610	2,590

Diluted Funds From Operations attributable to Common Shares	$100,830	$109,808	$202,708	$217,259

Weighted average Common Shares outstanding — Basic	179,019	177,998	178,811	177,264
Weighted average conversion of limited partnership units	4,791	4,965	4,791	5,014
Incremental effect of potentially dilutive instruments (a)	3,031	2,105	2,799	1,923

Weighted Average Common Shares outstanding — Diluted	186,841	185,068	186,401	184,201

Diluted Funds From Operations per Common Share	$0.54	$0.59	$1.09	$1.18

(a) Total weighted average potentially dilutive instruments outstanding were 10,535,000 and 10,354,000 for the three months ended June 30, 2003 and 2002, respectively, and 10,744,000 and 10,509,000 for the six months ended June 30, 2003 and 2002, respectively.

(17)	ProLogis reports its investments in the ProLogis Property Funds, the CDFS Joint Ventures, the temperature-controlled distribution investees and certain other investments under the equity method. Until July 1, 2002, ProLogis accounted for its investment in ProLogis Kingspark under the equity method. For purposes of calculating Funds From Operations and EBITDA, ProLogis adjusts the Net Earnings of each of these investees on the same basis as the definitions used by ProLogis that are presented on pages 3 and 4.

(18)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to reduce the original gain that was not recognized at contribution. See note 7.

(19)	While accounted for under the equity method, ProLogis Kingspark computed capitalized interest based on its separate company overall borrowing rate (including intercompany and third party debt rates). When ProLogis’ share of ProLogis Kingspark’s earnings is presented in ProLogis’ financial statements, capitalized interest is computed based on ProLogis’ overall borrowing rate. As ProLogis’ overall borrowing rate is greater than ProLogis Kingspark’s separate company borrowing rate, an additional amount of capitalized interest is recognized when ProLogis Kingspark is consolidated with ProLogis. Depending on the amount of interest cost incurred by ProLogis Kingspark during the period and the amount of ProLogis Kingspark’s development expenditures during the period, the adjustment for the difference in overall borrowing rates can result in a negative interest expense balance attributable to ProLogis Kingspark.

(20)	Other investments include: (i) funds that are held in escrow pending the completion of tax-deferred exchange transactions; (ii) earnest money deposits associated with potential acquisitions; (iii) costs incurred during the pre-acquisition due diligence process; and (iv) costs incurred during the pre-construction phase related to future development projects.

(21)	On May 30, 2003, ProLogis called for the redemption of all its 2,000,000 outstanding Series E Cumulative Redeemable Preferred Shares at the price of $25.00 per share, plus $0.3685 in accrued and unpaid dividends, for an aggregate redemption price of $25.3685 per Series E Preferred Share. The redemption was completed on July 1, 2003.

Supplemental Information Page 8a

ProLogis

Second Quarter 2003
Unaudited Financial Results

Components of Net Asset Value (A)
(in thousands)

Income Items

	2Q 2003	Prologis'		Annualized
	Pro Forma	Ownership		Pro Forma
	NOI (B)	Interest		NOI-Pro Rata

Direct ownership properties (B)	$105,466	100.0%	X 4	$421,864

Prologis Property Funds other than Prologis European Properties Fund (B):
ProLogis California LLC	$14,735	50.0%	X 4	$29,470
ProLogis North American Property Fund I	8,917	41.3%	X 4	14,731
ProLogis North American Property Fund II	4,975	20.0%	X 4	3,980
ProLogis North American Property Fund III	5,019	20.0%	X 4	4,015
ProLogis North American Property Fund IV	3,457	20.0%	X 4	2,766
ProLogis North American Property Fund V	15,017	14.1%	X 4	8,470
ProLogis Japan Properties Fund	1,723	20.0%	X 4	1,378

				$64,810

	2Q 2003 Actual		Annualized Fees

Fee income (includes all Prologis Property Funds) (see page 11)	$11,698	X 4	$46,792

	2Q 2003 Actual	Actual 12 mos. ended 6/30/03

Income From CDFS Business Segment:
Funds From Operations from CDFS business segment (see page 3)	$30,170	$137,191
Gains that have not been recognized in Funds From Operations (see notes 7 and 8 on page 8)	8,792	40,999

	$38,962	$178,190

Balance Sheet Items
Investment in Prologis European Properties Fund (C)		$557,499

Investments in unconsolidated investees other than Prologis Property Funds:
CDFS Joint Ventures		$48,372
Temperature-controlled distribution investee (see page 13)		200,465
Other unconsolidated investees		2,486

Total investments in unconsolidated investees other than ProLogis Property Funds		$251,323

Investments in land and development projects:
Development projects in process (see page 20)		$346,349
Land held for development (see page 18)		429,007

Total investments in land and development projects		$775,356

Other assets:
Cash and cash equivalents		$173,438
Funds held in escrow (D)		1,453
Deposits, prepaid assets and other tangible assets		112,336
Accounts and notes receivable		34,641
ProLogis’ share of other tangible assets of ProLogis Property Funds (E)		12,226

Total other assets		$334,094

Liabilities and preferred equity:
ProLogis’ total liabilities		$(3,125,067)
ProLogis’ share of third party debt of ProLogis Property Funds (see page 12) (E)		(392,389)
ProLogis’ share of other third party liabilities of ProLogis Property Funds (E)		(9,239)

Total liabilities		(3,526,695)
Preferred shares		(400,000)

Total liabilities and preferred equity		$(3,926,695)

Prologis’ Consolidated Balance Sheets are at Page 6.

Net Asset Value Discussion

ProLogis considers Net Asset Value to be a useful tool for management, financial analysts, potential investors and shareholders to estimate the value of common shareholder equity. The assessment of the value of a particular segment of ProLogis’ business is subjective in that it will involve estimates and can be performed using various methods. Therefore, ProLogis has presented the financial results and investments related to its business segments that it believes are important in calculating its Net Asset Value but has not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

Comments are on page 9a.

Supplemental Information Page 9

ProLogis

Second Quarter 2003
Unaudited Financial Results

Comments to Components of Net Asset Value Presentation
(in thousands)

Comments relate to Page 9.

COMMENTS

(A)	The components of Net Asset Value provided do not consider the future incentive management fees that ProLogis can earn from ProLogis Property Funds, the potential growth in rental and fee income streams or the franchise value associated with ProLogis’ global operating platform and the ProLogis Operating System®.

(B)	Pro forma net operating income (“NOI”) for properties that were stabilized (generally 93% leased) for the entire period represents: (i) rental income as computed under GAAP for each applicable property as adjusted to exclude the amount of straight-lined rents and net termination fees recognized during the period less (ii) rental expenses, net of amounts recovered from customers, as computed under GAAP for each applicable property as adjusted to exclude the amount of certain fees paid to ProLogis that have been recognized as rental expenses by the ProLogis Property Funds. For those properties that were not stabilized for the entire three-months ended June 30, 2003, pro forma NOI for the period is computed for each property by applying the property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at June 30, 2003. A reconciliation of rental income and net rental expenses computed under GAAP to pro forma NOI for purposes of the Net Asset Value calculation for each entity that owns properties for the three months ended June 30, 2003 follows (amounts in thousands). Because ProLogis’ investment in ProLogis European Properties Fund is subject to periodic third party valuations (see comment C), a separate calculation using pro forma NOI is not necessary.

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
		California	Properties	Properties	Properties	Properties	Properties	Properties
	ProLogis	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund

Rental income computed under GAAP (see pages 2 and 11)	$111,691	$18,200	$11,689	$6,616	$6,185	$4,357	$19,795	$1,472
Straight-lined rents (a)	(1,672)	(339)	(150)	(134)	(71)	(130)	(2,342)	(36)
Net termination fees (b)	(249)	(36)	(696)	—	—	(100)	—	—

Adjusted rental income	109,770	17,825	10,843	6,482	6,114	4,127	17,453	1,436

Rental expenses, net of recoveries, computed under GAAP (see pages 2 and 11)	(9,766)	(3,218)	(2,073)	(1,507)	(1,163)	(676)	(3,957)	(120)
Certain fees paid to ProLogis (c)	—	128	147	—	68	6	201	—

Adjusted rental expense, net of recoveries	(9,766)	(3,090)	(1,926)	(1,507)	(1,095)	(670)	(3,756)	(120)

Adjusted NOI from stabilized properties	100,004	14,735	8,917	4,975	5,019	3,457	13,697	1,316
Other adjustments (d)	5,462	—	—	—	—	—	1,320	407

Pro Forma NOI	$105,466	$14,735	$8,917	$4,975	$5,019	$3,457	$15,017	$1,723

(a)	Straight-lined rents are removed from rental expenses computed under GAAP to allow for the calculation of a cash yield which is common in Net Asset Value calculations.

(b)	Net termination fees include the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability that has been previously recognized under GAAP, if any. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(c)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the ProLogis Property Funds and are not necessarily indicative of rental expenses which would be incurred under other structures.

(d)	This adjustment removes the NOI generated by properties that were not stabilized for the entire period presented and replaces it with the projected NOI for that property computed under the assumption that the property had been stabilized for the entire period. ProLogis generally defines a property as stabilized when it has reached a 93% occupancy level. See further discussion above.

(C)	As of June 30, 2003, the Net Asset Value of ProLogis’ investment in ProLogis European Properties Fund was as follows (in thousands except per unit amounts):

ProLogis’ equity units as of June 30, 2003	45,111
Net Asset Value per unit as of March 31, 2003 in euros (aa)	10.45

Total Net Asset Value as of June 30, 2003 in euros	471,410
Euro to U.S. dollar exchange rate as of June 30, 2003	1.1427

Total Net Asset Value as of June 30, 2003	$538,680
ProLogis’ share of Funds From Operations since March 31, 2003 (bb)	8,863
Net amounts owed to ProLogis	9,956

$557,499

(aa)	Due to ProLogis European Properties Fund’s private equity raising efforts, an independent third party valuation was commissioned for March 31, 2003 rather than December 31, 2002.

(bb)	Represents ProLogis’ share of undistributed Funds From Operations of ProLogis European Properties Fund since the last net asset valuation (March 31, 2003) excluding management fee income which is paid to ProLogis on a current basis. See page 11.

(D)	Represents the average cash balance from tax-deferred exchanges of real estate held in escrow during the quarter. Cash held in escrow is reflected in “Investments in real estate assets” in ProLogis’ Consolidated Balance Sheet and further reflected in the “Other investments” line item. See note 20 on page 8a.

(E)	Excludes ProLogis European Properties Fund. See comment C.

Supplemental Information Page 9a

ProLogis

Second Quarter 2003
Unaudited Financial Results

Calculations of Return on Capital (A)
(in thousands)

	Second Quarter	First Quarter	Full Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	2003	2003	2002	2002	2002	2002	2002

EBITDA:
EBITDA	$169,473	$164,778	$717,220	$176,000	$182,730	$182,619	$175,871
Gains that have not been recognized in EBITDA (B)	10,329	7,118	52,502	11,868	18,864	12,501	9,269

	$179,802	$171,896	$769,722	$187,868	$201,594	$195,120	$185,140

	June 30,	March 31,	Averages	December 31,	September 30,	June 30,	March 31,	December 31,
	2003	2003	for 2002	2002	2002	2002	2002	2001

Total Book Assets (C):
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (D)	$5,537,659	$5,410,992	$4,803,641	$5,395,527	$5,021,310	$4,515,556	$4,497,621	$4,588,193
ProLogis’ direct other assets, net of direct other liabilities (E)	237,334	182,212	67,963	156,293	91,699	52,884	63,019	(24,079)

	5,774,993	5,593,204	4,871,604	5,551,820	5,113,009	4,568,440	4,560,640	4,564,114
ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (F)	1,656,601	1,490,450	1,257,225	1,440,145	1,324,124	1,285,189	1,149,314	1,087,352
Investment in ProLogis Kingspark (see note 1 on page 8) (G)	—	—	318,227	—	—	541,472	549,652	500,011
Investment in CDFS Joint Ventures (G)	88,450	81,652	36,067	88,696	91,639	—	—	—
Investment in temperature-controlled distribution investees (G)	200,697	185,576	434,421	178,658	457,419	481,003	476,063	578,962
Investment in other unconsolidated investees (D)	2,486	2,486	4,730	4,310	4,784	4,163	4,162	6,232

	1,948,234	1,760,164	2,050,670	1,711,809	1,877,966	2,311,827	2,179,191	2,172,557

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$7,723,227	$7,353,368	$6,922,274	$7,263,629	$6,990,975	$6,880,267	$6,739,831	$6,736,671

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$7,723,227	$7,353,368	$6,922,274	$7,263,629	$6,990,975	$6,880,267	$6,739,831	$6,736,671
Less: minority interest (D)	(39,296)	(39,739)	(43,978)	(42,467)	(42,973)	(43,755)	(45,058)	(45,639)
Less: third party debt (D)	(2,891,073)	(2,828,302)	(2,577,358)	(2,731,978)	(2,551,171)	(2,520,438)	(2,504,861)	(2,578,340)
Less: third party debt of unconsolidated investees (see page 21)	(853,686)	(749,133)	(713,846)	(708,685)	(729,869)	(721,380)	(650,238)	(759,056)
Less: preferred shares (D)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,539,172	$3,336,194	$3,187,092	$3,380,499	$3,266,962	$3,194,694	$3,139,674	$2,953,636

Return on Assets for 2002 (H):
Average Book Assets for 2002			$6,922,274
Less: average direct other assets, net of direct other liabilities			(67,963)
Less: average minority interest			(43,978)

			6,810,333

Adjusted EBITDA for the full year 2002			769,722

Return on Assets for 2002 (H)			11.30%

Return on Common Equity for 2002 (I):
Average Book Equity Attributable to Common Shareholders for 2002 (C)			3,187,092
Less: average direct other assets, net of direct other liabilities			(67,963)

			3,119,129

Funds From Operations Attributable to Common Shares for the full year 2002			$435,967
Add back: deferred gains computed on a Funds From Operations basis (B)			43,522
Add back: non-real estate depreciation and amortization			7,842
Add back: non-real estate depreciation and amortization of temperature-controlled distribution investees			5,648

Funds From Operations, as adjusted			$492,979

Return on Equity Attributable to Common Shareholders for 2002 (I)			15.81%

Comments are on page 10a.

Supplemental Information Page 10

ProLogis

First Quarter 2003
Unaudited Financial Results

Comments to Calculations of Return On Capital Presentation

Comments relate to Page 10.

COMMENTS

(A)	Return on Capital measures are commonly used by management, financial analysts, potential investors and shareholders to analyze financial returns. ProLogis believes that Return on Assets is useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. ProLogis believes that Return on Equity Attributable to Common Shareholders is useful in analyzing the financial returns attributable to holders of common equity resulting from capital deployment and capital structuring decisions and evaluating options, as well as for comparing returns for alternative investment decisions. See comments H and I.

(B)	The amount for the second quarter of 2003 represents the actual amount of the gains not recognized for the period of $8,792,000 (see note 8 on page 8) plus an additional $1,537,000 representing the amount that would be deferred based on the calculation of CDFS gains under the EBITDA definition presented on page 4 for the period. The amount for the first quarter of 2003 represents the actual amount of the gains not recognized for the period of $6,512,000 plus an additional $606,000 representing the amount that would be deferred based on the calculation of CDFS gains under the EBITDA definition on page 4 for the period. The amount for the full year 2002 represents the actual amount of the gains not recognized for the year of $43,522,000 plus an additional $8,980,000 representing the amount that would be deferred based on the calculation of CDFS gains under the EBITDA definition presented on page 4 for the year.

(C)	ProLogis’ use of the term “Book Assets” refers to its undepreciated asset base. ProLogis’ use of the term “book equity” refers to the equity of the company with the assets presented on an undepreciated basis.

(D)	Represents ProLogis’ recorded balance sheet amount as of the applicable date. ProLogis’ Consolidated Balance Sheets are at page 6.

(E)	Other assets includes all assets other than real estate and investments in unconsolidated investees and other liabilities includes all liabilities other than third party debt.

(F)	Represents ProLogis’ share of the total assets, before depreciation, net of liabilities, other than third party debt, of each entity.

(G)	Represents ProLogis’ balance sheet investment in the entity plus ProLogis’ share of the entity’s third party debt, if any.

(H)	Return on Assets measures EBITDA, generated by operations and as defined by ProLogis on page 4, against the original capital invested that has generated this EBITDA. ProLogis believes that this EBITDA measure most accurately measures the direct financial return resulting from its capital decisions without including the impacts that financing and capital structure choices would have on the return calculation.

(I)	Return on Equity Attributable to Common Shareholders measures Funds From Operations as defined by ProLogis on page 3 and as further adjusted to remove all depreciation and amortization amounts and to reflect gains on contributions and sales of properties at their gross amount prior to any adjustments (see note 7 on page 8) against the invested shareholder capital to which the Funds From Operations generated is attributable. ProLogis believes that this Funds From Operations measure most accurately measures the return related to the capital invested in common equity.

Supplemental Information Page 10a

ProLogis

Second Quarter 2003
Unaudited Financial Results

ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings
(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		ProLogis'
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties		Share of the
	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total	Property Funds

	For the Three Months Ended June 30, 2003 (A)

EBITDA, Funds From Operations and Net Earnings of each Property Fund:
Rental revenues	$57,426	$18,200	$11,689	$6,616	$6,185	$4,357	$19,795	$1,472	$125,740	$37,677
Rental expense:
Property management fees paid to ProLogis (B)	(936)	(552)	(339)	(83)	(189)	(80)	(543)	—	(2,722)	(846)
Other	(842)	(2,666)	(1,734)	(1,424)	(974)	(595)	(3,414)	(120)	(11,769)	(3,426)

Net operating income from properties	55,648	14,982	9,616	5,109	5,022	3,682	15,838	1,352	111,249	33,405

Other income (expense)	(962)	54	(12)	(41)	(23)	(15)	86	15	(898)	(266)
Asset management and other fees paid to ProLogis (B)	(4,821)	(39)	(155)	(296)	(263)	(181)	(81)	(109)	(5,945)	(1,701)

EBITDA of the Property Fund (C)	49,865	14,997	9,449	4,772	4,736	3,486	15,843	1,258	104,406	31,438
Current income tax benefit (expense)	(1,714)	8	(22)	(4)	(14)	(6)	(130)	—	(1,882)	(539)
Third party interest expense	(18,406)	(5,517)	(4,476)	(2,838)	(2,702)	(1,758)	(5,849)	(236)	(41,782)	(12,464)

Funds From Operations of the Property Fund (D)	29,745	9,488	4,951	1,930	2,020	1,722	9,864	1,022	60,742	18,435
Real estate related depreciation and amortization	(18,615)	(4,194)	(2,438)	(1,256)	(1,178)	(1,457)	(3,939)	(208)	(33,285)	(10,042)
Gain (loss) on disposition of non-CDFS assets, net	—	38	—	—	—	—	—	—	38	19
Foreign currency exchange gains (losses), net	5,560	—	—	—	—	—	—	—	5,560	1,620
Deferred income tax benefit (expense)	(193)	—	—	—	—	—	—	—	(193)	(58)

Net Earnings of the Property Fund (E)	$16,497	$5,332	$2,513	$674	$842	$265	$5,925	$814	$32,862	$9,974

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property Fund recognized under the equity method (see page 5):
ProLogis’ average ownership interest for the three-month period (F)	29.8%	50.0%	41.3%	20.0%	20.0%	20.0%	14.7%	20.0%	30.3%

ProLogis’ share of the Property Fund’s EBITDA	14,857	7,499	3,902	954	947	697	2,330	252	31,438
Fees paid to ProLogis (G)	5,757	913	545	378	532	270	3,194	109	11,698
Other (H)	—	(86)	(51)	—	—	(1)	(409)	9	(538)

EBITDA recognized by ProLogis (C)	$20,614	$8,326	$4,396	$1,332	$1,479	$966	$5,115	$370	$42,598

ProLogis’ share of the Property Fund’s Funds From Operations	8,863	4,744	2,045	386	404	344	1,445	204	18,435
Fees paid to ProLogis (G)	5,757	913	545	378	532	270	3,194	109	11,698
Other (H)	—	(37)	(52)	1	(1)	(1)	183	9	102

Funds From Operations recognized by ProLogis (D)	$14,620	$5,620	$2,538	$765	$935	$613	$4,822	$322	$30,235

ProLogis’ share of the Property Fund’s Net Earnings (Loss)	4,883	2,666	1,038	135	169	53	867	163	9,974
Fees paid to ProLogis (G)	5,757	913	545	378	532	270	3,194	109	11,698
Other (H)	457	220	65	52	42	32	(7)	14	875

Net Earnings recognized by ProLogis (E)	$11,097	$3,799	$1,648	$565	$743	$355	$4,054	$286	$22,547

	For the Three Months Ended June 30, 2002 (I)
EBITDA recognized by ProLogis, including fees (C)	$14,102	$5,682	$3,542	$2,395	$2,265	$1,396	$4,424	$—	$33,806

Funds From Operations recognized by ProLogis, including fees (D)	$9,818	$5,080	$2,291	$1,019	$994	$584	$3,677	$—	$23,463

Net Earnings recognized by ProLogis, including fees (E)	$5,149	$3,306	$1,409	$917	$872	$492	$3,706	$—	$15,851

Comments are on page 11a

Supplemental Information Page 11

ProLogis

Second Quarter 2003
Unaudited Financial Results

ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings
(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		ProLogis'
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties		Share of the
	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total	Property Funds

	For the Six Months Ended June 30, 2003 (A)

EBITDA, Funds From Operations and Net Earnings of each Property Fund:
Rental revenues	$110,580	$35,746	$22,850	$13,168	$12,320	$8,603	$34,503	$2,610	$240,380	$72,771
Rental expense:
Property management fees paid to ProLogis (B)	(1,709)	(1,147)	(679)	(289)	(431)	(194)	(958)	—	(5,407)	(1,692)
Other	(1,718)	(5,110)	(3,616)	(2,770)	(2,172)	(1,198)	(5,786)	(120)	(22,490)	(6,695)

Net operating income from properties	107,153	29,489	18,555	10,109	9,717	7,211	27,759	2,490	212,483	64,384

Other income (expense)	(1,851)	40	(60)	(33)	(48)	(33)	352	(13)	(1,646)	(526)
Asset management and other fees paid to ProLogis (B)	(9,257)	(39)	(315)	(591)	(524)	(361)	(127)	(190)	(11,404)	(3,251)

EBITDA of the Property Fund (C)	96,045	29,490	18,180	9,485	9,145	6,817	27,984	2,287	199,433	60,607
Current income tax benefit (expense)	(3,058)	(4)	(50)	(7)	(13)	(17)	(269)	—	(3,418)	(979)
Third party interest expense	(34,833)	(10,830)	(8,965)	(5,675)	(5,413)	(3,529)	(9,571)	(405)	(79,221)	(23,932)

Funds From Operations of the Property Fund (D)	58,154	18,656	9,165	3,803	3,719	3,271	18,144	1,882	116,794	35,696
Real estate related depreciation and amortization	(30,598)	(8,361)	(4,857)	(2,508)	(2,316)	(2,233)	(7,068)	(329)	(58,270)	(17,832)
Gain (loss) on disposition of non-CDFS assets, net	—	38	—	—	—	—	—	—	38	19
Foreign currency exchange gains (losses), net	(26,186)	—	—	—	—	—	—	—	(26,186)	(7,777)
Deferred income tax benefit (expense)	(668)	—	—	—	—	—	—	—	(668)	(198)

Net Earnings of the Property Fund (E)	$702	$10,333	$4,308	$1,295	$1,403	$1,038	$11,076	$1,553	$31,708	$9,908

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property Fund recognized under the equity method (see page 5):
ProLogis’ average ownership interest for the six-month period (F)	29.7%	50.0%	41.3%	20.0%	20.0%	20.0%	15.3%	20.0%	30.6%

ProLogis’ share of the Property Fund’s EBITDA	28,525	14,746	7,508	1,897	1,829	1,363	4,281	458	60,607
Fees paid to ProLogis (G)	10,966	1,704	1,060	885	1,099	564	4,969	190	21,437
Other (H)	—	(156)	(66)	—	(1)	(1)	(565)	9	(780)

EBITDA recognized by ProLogis (C)	$39,491	$16,294	$8,502	$2,782	$2,927	$1,926	$8,685	$657	$81,264

ProLogis’ share of the Property Fund’s Funds From Operations	17,272	9,328	3,785	761	744	654	2,776	376	35,696
Fees paid to ProLogis (G)	10,966	1,704	1,060	885	1,099	564	4,969	190	21,437
Other (H)	—	(81)	(97)	(5)	(6)	(1)	(147)	9	(328)

Funds From Operations recognized by ProLogis (D)	$28,238	$10,951	$4,748	$1,641	$1,837	$1,217	$7,598	$575	$56,805

ProLogis’ share of the Property Fund’s Net Earnings (Loss)	208	5,167	1,779	259	281	208	1,695	311	9,908
Fees paid to ProLogis (G)	10,966	1,704	1,060	885	1,099	564	4,969	190	21,437
Other (H)	877	414	98	99	81	65	(254)	18	1,398

Net Earnings recognized by ProLogis (E)	$12,051	$7,285	$2,937	$1,243	$1,461	$837	$6,410	$519	$32,743

	For the Six Months Ended June 30, 2002 (I)
EBITDA recognized by ProLogis, including fees (C)	$26,608	$11,502	$7,315	$4,821	$4,402	$2,977	$4,474	$—	$62,099

Funds From Operations recognized by ProLogis, including fees (D)	$18,615	$10,185	$4,643	$2,029	$1,861	$1,244	$3,683	$—	$42,260

Net Earnings recognized by ProLogis, including fees (E)	$11,899	$7,361	$2,852	$1,714	$1,547	$1,023	$3,711	$—	$30,107

COMMENTS

(A)	All entities were operating throughout both the three and six-month periods presented in 2003.

(B)	These fees are paid to ProLogis on a current basis.

(C)	EBITDA is used to calculate Return on Capital measures (see page 10). See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliation of EBITDA to Net Earnings on page 5. ProLogis’ definition of EBITDA is presented on page 4.

(D)	Funds From Operations is a supplemental performance measure used by ProLogis. See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3 and the Reconciliation of Funds From Operation to Net Earnings on page 5. ProLogis’ definitions of Funds from Operations is presented on page 3.

(E)	See ProLogis’ Consolidated Statements of Earnings on page 2.

(F)	The average ownership is weighted based on each entity’s contribution to the total Funds From Operations for the period presented.

(G)	In addition to the property and asset management fees earned by ProLogis and expensed by the Property Funds, ProLogis earns other fees for leasing, development and other activities performed on behalf of the Property Funds. Certain of these fees are capitalized by the Property Funds (primarily leasing and development fees). ProLogis defers an amount of the leasing and development fees earned proportionate to its ownership interest in the Property Fund. The deferred fees are recognized as income by ProLogis by reducing the amount of the capitalized fees that the Property Fund includes in amortization or depreciation expense when ProLogis recognizes its share of the Net Earnings of the Property Fund under the equity method. For Funds From Operations and EBITDA, the deferred fees are not recognized unless the underlying asset is sold by the Property Fund.

(H)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to reduce the original gain that was deferred at contribution. See comment G and note 7 on page 8.

(I)	ProLogis North American Properties Fund V began operations on March 28, 2002 and ProLogis Japan Properties Fund began operations on September 24, 2002. All other entities were operating throughout both the three and six-month periods presented in 2002.

Supplemental Information Page 11a

ProLogis

Second Quarter 2003
Unaudited Financial Results

ProLogis Property Funds — Balance Sheets
(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties
Selected Balance Sheet Items of the Property Funds	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total

Operating properties, before depreciation	$2,988,522	$622,513	$375,131	$233,900	$207,963	$141,059	$755,623	$104,253	$5,428,964

Other assets, net of other liabilities	$102,219	$11,397	$2,785	$2,738	$3,060	$4,377	$34,222	$(18,826)	$141,972

Total assets, before depreciation, net of other liabilities	$3,090,741	$633,910	$377,916	$236,638	$211,023	$145,436	$789,845	$85,427	$5,570,936

Third party debt	$1,389,396	$288,604	$232,554	$165,000	$150,282	$103,198	$408,000	$54,090	$2,791,124

ProLogis’ ownership interest as of June 30, 2003	30.3%	50.0%	41.3%	20.0%	20.0%	20.0%	14.1%	20.0%	29.7%	(A)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties
ProLogis' Share of the Property Fund Balances	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total

ProLogis’ Balance Sheet Investment (see page 7)	$410,219	$118,372	$44,652	$6,367	$5,622	$3,686	$48,460	$10,017	$647,395
Add (deduct):
ProLogis’ share of third-party debt	420,987	144,302	96,045	33,000	30,056	20,640	57,528	10,818	813,376
ProLogis’ share of depreciation and amortization	33,810	24,904	10,087	1,844	1,477	852	1,363	84	74,421
Cumulative deferred gain balance	92,478	31,452	9,153	7,375	6,003	4,634	14,586	2,419	168,100
Other (B)	(21,000)	(2,075)	(3,858)	(1,258)	(953)	(725)	(10,569)	(6,253)	(46,691)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$936,494	$316,955	$156,079	$47,328	$42,205	$29,087	$111,368	$17,085	$1,656,601

COMMENTS

(A)	The average ownership is weighted based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(B)	Consists primarily of intercompany balances and additional basis in the investment that have been recorded directly by ProLogis.

Supplemental Information Page 12

ProLogis

Second Quarter 2003
Unaudited Financial Results

Temperature-Controlled Distribution Investees
(in thousands)

	Balance Sheets (A)
	June 30, 2003	December 31, 2002

Assets:
Plant, property and equipment (A)	$389,272	$355,385
Accumulated depreciation	(236,786)	(217,098)

Net plant, property and equipment	152,486	138,287
Other assets	136,286	121,119

Total assets	$288,772	$259,406

Liabilities:
Third party debt	$233	$199
Other liabilities (including minority interest)	88,074	80,748

Total liabilities	88,307	80,947
Total equity (excluding minority interest)	200,465	178,459

Total liabilities and equity	$288,772	$259,406

Total investment:
ProLogis’ investment (see page 7)	$200,465	$178,459
ProLogis’ share of third party debt	232	199

Total investment	$200,697	$178,658

	EBITDA, Funds From Operations and Net Earnings (B)(C)

		Three Months Ended June 30, 2002
	Three Months Ended
	June 30, 2003	United States (B)	Europe	Combined

Operating income	$51,340	$81,948	$50,884	$132,832
Operating expenses	(40,936)	(69,784)	(41,439)	(111,223)
Other income, net	688	186	748	934
General and administrative expenses	(4,817)	(3,900)	(4,575)	(8,475)

EBITDA	6,275	8,450	5,618	14,068
Interest expense	(12)	(512)	(388)	(900)
Non-real estate depreciation and amortization (A)	(664)	—	(1,723)	(1,723)
Current income tax expense (benefit)	(112)	(18)	(184)	(202)

Funds From Operations	5,487	7,920	3,323	11,243
Real estate related depreciation and amortization (A)	(1,528)	—	(3,061)	(3,061)
Loss on the disposition of non-CDFS assets, net	—	—	(3,582)	(3,582)
Foreign currency exchange gains, net	62	—	67	67
Deferred income tax benefit (expense)	351	(3,154)	(116)	(3,270)

Net Earnings	$4,372	$4,766	$(3,369)	$1,397

	Six Months Ended	Six Months Ended June 30, 2002
	June 30, 2003	United States (B)	Europe	Combined

Operating income	$96,031	$158,869	$104,104	$262,973
Operating expenses	(78,067)	(135,934)	(80,096)	(216,030)
Other income, net	1,191	315	804	1,119
General and administrative expenses	(8,568)	(7,951)	(9,120)	(17,071)

EBITDA	10,587	15,299	15,692	30,991
Interest expense	(25)	(1,264)	(1,407)	(2,671)
Non-real estate depreciation and amortization (A)	(1,373)	(30)	(301)	(331)
Current income tax expense (benefit)	(184)	—	(3,214)	(3,214)

Funds From Operations	9,005	14,005	10,770	24,775
Real estate related depreciation and amortization (A)	(3,178)	—	(6,391)	(6,391)
Loss on the disposition of non-CDFS assets, net	—	—	(4,175)	(4,175)
Foreign currency exchange gains, net	115	—	4,832	4,832
Deferred income tax benefit (expense)	748	(5,511)	(1,457)	(6,968)

Net Earnings	$6,690	$8,494	$3,579	$12,073

COMMENTS

(A)	As of June 30, 2003 and December 31, 2002, substantially all of the temperature-controlled operating assets are located in France (62.4 million cubic feet) and the United Kingdom (41.2 million cubic feet). The operating assets in the United Kingdom and the distribution assets located in France (18.9 million cubic feet) have been classified as “held for sale”. Accordingly, these assets have not been depreciated since the classification was made (December 2002 for the United Kingdom operating assets and June 2003 for the French distribution assets).

(B)	See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliation of Net Earnings to Funds From Operations and EBITDA on page 5.

(C)	Since June 2001, the temperature-controlled operating assets located in the Czech Republic, Denmark, Finland, Germany, Italy, the Netherlands, Norway, Spain and Sweden have been sold. These operating assets aggregated 73.5 million cubic feet. Also, substantially all of the temperature-controlled operating assets in the United States were sold in October 2002. During 2003, ProLogis’ remaining temperature-controlled operations are all in Europe.

Supplemental Information Page 13

ProLogis

Second Quarter 2003
Unaudited Financial Results

Leased and Physical Occupancy Analysis

By Ownership

			06/30/03		12/31/02 (A)(D)
	Square	Current
	Feet	Investment	Leased	Occupied	Leased	Occupied

Stabilized Portfolio (B):
Direct Investment:
North America	122,209,335	$4,227,835,104	88.97%	87.87%	88.78%	87.50%
Europe	2,412,018	197,153,168	20.57%	20.57%	43.70%	43.70%

Total Direct Investment—Stabilized	124,621,353	4,424,988,272	87.64%	86.56%	88.19%	86.92%
ProLogis Property Funds (C):
ProLogis European Properties Fund	41,102,595	2,988,521,656	95.04%	95.04%	95.55%	92.54%
ProLogis California LLC	13,017,378	622,513,137	98.70%	98.05%	92.86%	92.86%
ProLogis North American Properties Fund I	9,406,069	375,130,757	95.44%	95.44%	96.56%	96.56%
ProLogis North American Properties Fund II	4,476,670	233,899,929	91.13%	91.13%	96.83%	96.83%
ProLogis North American Properties Fund III	4,380,489	207,962,896	97.46%	97.12%	97.77%	97.36%
ProLogis North American Properties Fund IV	3,474,903	141,059,412	96.30%	96.15%	96.75%	96.52%
ProLogis North American Properties Fund V	18,248,094	755,622,620	99.26%	96.20%	97.70%	90.69%
ProLogis Japan Properties Fund	516,887	104,253,394	100.00%	100.00%	100.00%	100.00%

Total ProLogis Property Funds	94,623,085	5,428,963,801	96.40%	95.70%	95.80%	93.45%

Total Stabilized Portfolio	219,244,438	$9,853,952,073	91.42%	90.51%	91.24%	89.54%

Total Operating Portfolio (E):
Direct Investment:
North America	124,419,495	$4,294,815,669	88.13%	86.97%	88.15%	86.86%
Europe	5,168,537	391,566,767	11.59%	11.59%	15.36%	15.36%

Total Direct Investment—Total Portfolio	129,588,032	4,686,382,436	85.08%	83.97%	85.54%	84.29%
ProLogis Property Funds (C):
ProLogis European Properties Fund	41,102,595	2,988,521,656	95.04%	95.04%	95.55%	92.54%
ProLogis California LLC	13,017,378	622,513,137	98.70%	98.05%	92.86%	92.86%
ProLogis North American Properties Fund I	9,406,069	375,130,757	95.44%	95.44%	96.56%	96.56%
ProLogis North American Properties Fund II	4,476,670	233,899,929	91.13%	91.13%	96.83%	96.83%
ProLogis North American Properties Fund III	4,380,489	207,962,896	97.46%	97.12%	97.77%	97.36%
ProLogis North American Properties Fund IV	3,474,903	141,059,412	96.30%	96.15%	96.75%	96.52%
ProLogis North American Properties Fund V	18,248,094	755,622,620	99.26%	96.20%	97.70%	90.69%
ProLogis Japan Properties Fund	516,887	104,253,394	100.00%	100.00%	100.00%	100.00%

Total ProLogis Property Funds	94,623,085	5,428,963,801	96.40%	95.70%	95.80%	93.45%

Total Operating Portfolio	224,211,117	$10,115,346,237	89.86%	88.92%	89.56%	87.88%

COMMENTS

(A)	The stabilized portfolio at 12/31/02 consisted of 205,794,317 square feet.

(B)	ProLogis defines its stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions, or development and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it is substantially leased, defined as 93% or more.

(C)	The investment amount represents the entity’s basis in the real estate.

(D)	Total operating portfolio at 12/31/02 consisted of 210,589,627 square feet.

(E)	The total operating portfolio consists of both stabilized properties and prestabilized properties which are development properties that have been completed less than 12 months and are not substantially leased or acquisitions that are not substantially leased upon acquisition and have been held for less than 12 months.

Supplemental Information Page 14

ProLogis

Second Quarter 2003
Unaudited Financial Results

Leased and Physical Occupancy Analysis (Continued)

By Geographic Area and Asset Classification

			06/30/03
	Square	Current
	Feet	Investment	Leased	Occupied

Stabilized Portfolio (B):
North America:
Direct Investment	122,209,335	$4,227,835,104	88.97%	87.87%
ProLogis Property Funds (C)	53,003,603	2,336,188,751	97.45%	96.16%

Total North America Stabilized Properties	175,212,938	6,564,023,855	91.52%	90.38%

Europe:
Direct Investment	2,412,018	197,153,168	20.57%	20.57%
ProLogis Property Funds (C)	41,102,595	2,988,521,656	95.04%	95.04%

Total Europe Stabilized Properties	43,514,613	3,185,674,824	90.91%	90.91%

Japan:
Direct Investment	—	—	—	—
ProLogis Property Funds (C)	516,887	104,253,394	100.00%	100.00%

Total Japan Stabilized Properties	516,887	104,253,394	100.00%	100.00%

Total Stabilized Portfolio	219,244,438	$9,853,952,073	91.42%	90.51%

Total Operating Portfolio (E):
North America:
Total North America Stabilized Properties	175,212,938	$6,564,023,855	91.52%	90.38%
Prestabilized Properties	2,210,160	66,980,565	42.26%	37.66%

Total North America Operating Portfolio	177,423,098	6,631,004,420	90.91%	89.72%

Europe:
Total Europe Stabilized Properties	43,514,613	3,185,674,824	90.91%	90.91%
Prestabilized Properties	2,756,519	194,413,599	3.73%	3.73%

Total Europe Operating Portfolio	46,271,132	3,380,088,423	85.72%	85.72%

Japan:
Total Japan Stabilized Properties	516,887	104,253,394	100.00%	100.00%
Prestabilized Properties	—	—	—	—

Total Japan Operating Portfolio	516,887	104,253,394	100.00%	100.00%

Total Operating Portfolio	224,211,117	$10,115,346,237	89.86%	88.92%

Comments are on page 14.

Supplemental Information Page 14a

ProLogis

Second Quarter 2003
Unaudited Financial Results

Lease Expirations

Total Operating Portfolio — Lease Expirations (A)(B)

	Direct Investment			ProLogis Property Funds

			Percentage of			Percentage of
	Occupied	Annual Base	Total Annual	Occupied	Annual Base	Total Annual
	Square Footage	Rents (C)	Base Rents	Square Footage	Rents (C)	Base Rents

2003 (D)	15,752,423	$63,851,892	13.73%	3,885,112	$17,624,592	3.56%
2004	20,818,626	83,974,224	18.06%	5,718,924	28,118,268	5.67%
2005	22,512,241	99,261,660	21.34%	8,899,315	42,454,992	8.57%
2006	15,706,823	69,004,788	14.84%	9,435,277	45,319,320	9.15%
2007	11,742,694	48,232,116	10.37%	7,457,077	38,249,304	7.72%
2008	10,824,148	47,834,664	10.29%	6,062,894	29,118,108	5.88%
2009	4,343,766	19,669,932	4.23%	5,083,825	29,410,704	5.94%
2010	1,623,365	7,319,928	1.57%	4,792,859	25,824,948	5.21%
2011	1,410,408	6,776,652	1.46%	7,381,268	37,779,576	7.62%
2012	1,638,299	9,093,408	1.96%	7,542,285	45,084,648	9.10%
2013	1,164,957	3,931,908	0.84%	7,363,651	37,187,580	7.50%
Thereafter	1,275,336	6,119,184	1.31%	16,928,762	119,370,984	24.08%

Totals	108,813,086	$465,070,356	100.00%	90,551,249	$495,543,024	100.00%

Top 25 Customers

Total Operating Portfolio — By Annualized Base Rent (A)(E)

Percentage of
Annualized	Number
Rank	Customer Name	Base Rent (F)	of Leases

1	TPG N.V. (TNT Automotive)	2.51%	18
2	Deutsche Post AG	2.41%	30
3	Unilever	2.02%	7
4	Exel Logistics	1.82%	18
5	NYK Line (Nippon Yusen Kaisha)	1.33%	9
6	Altria Group, Inc.	1.19%	11
7	Royal Ahold (Koninklijke Ahold NV)	1.08%	7
8	FM Logistic	0.94%	6
9	Sears Roebuck and Co.	0.82%	14
10	NOL Group (Neptune Orient Lines)	0.66%	5
11	ID Logistics France	0.65%	5
12	Goodyear Tire & Rubber Co.	0.64%	4
13	Hewlett-Packard Company	0.47%	4
14	General Electric Company, Inc.	0.46%	14
15	Gillette (UK) Ltd.	0.46%	2
16	Home Depot, Inc.	0.45%	9
17	Skechers USA, Inc.	0.45%	3
18	CNF, Inc.	0.45%	7
19	Hays Distribution Services, Ltd.	0.43%	2
20	Amazon.com, Inc.	0.42%	1
21	Pearson Management Services, Ltd.	0.41%	1
22	Auchan Group	0.40%	4
23	Brandt Appliances SAS	0.40%	2
24	FedEx Corporation	0.38%	11
25	Freeman Decorating Co., Inc.	0.37%	6

Total	21.62%	(G)	200

COMMENTS

(A)	Includes customers leasing space in properties owned directly by ProLogis and in properties owned by the ProLogis Property Funds.

(B)	Assumes customers do not exercise renewal options.

(C)	Represents annualized base rent at lease expiration. As of June 30, 2003, the average base rent per square foot is $4.06 (Direct Investment) and $5.35 (ProLogis Property Funds).

(D)	Includes amounts leased on a month-to-month basis of 2,433,828 square feet (Direct Investment) and 1,120,917 square feet (ProLogis Property Funds).

(E)	As of June 30, 2003, ProLogis (including ProLogis Property Funds) had 454 Global 1000 Customers (targeted 1,000 largest users of distribution space). These customers lease 110,113,684 square feet representing 49.1% of the total operating portfolio as of June 30, 2003.

(F)	Percentage is based on the annualized collected base rent as of June 30, 2003.

(G)	The annualized base rents for the Top 25 customers considering only ProLogis’ Direct Investment properties was 14.86% of ProLogis’ total annualized base rents as of June 30, 2003.

Supplemental Information Page 15

ProLogis

Second Quarter 2003
Unaudited Financial Results

Leasing Activity (A)

	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)			Weighted
								Average
	No. of	Square	Square		Square			Tenant
	Leases	Feet	Feet	Cost	Feet	Growth		Retention

First Quarter	346	12,440,485	10,945,015	$1.04	10,809,315	-	0.4%	72.9%
Second Quarter	403	13,746,539	9,395,529	$1.04	9,239,127	-	5.3%	72.7%

Year to Date	749	26,187,024	20,340,544	$1.04	20,048,442	-	2.7%	72.8%

Actual Capital Expenditures
For the Six Months Ended June 30, 2003

	Recurring			Total	ProLogis'	ProLogis' Share
	Capital	Tenant	Leasing	Capital	Ownership	of Total Capital
	Maintenance	Improvements	Commissions	Expenditures	Percentage	Expenditures

ProLogis	$9,019,767	$13,618,825	$6,713,499	$29,352,091	100%	$29,352,091
ProLogis European Properties Fund	5,199,660	671,100	54,986	5,925,746	30.3%	1,795,501
ProLogis California LLC	1,198,229	1,053,699	1,022,470	3,274,398	50%	1,637,199
ProLogis North American Properties Fund I	60,198	49,366	64,664	174,228	41.3%	71,956
ProLogis North American Properties Fund II	34,432	9,933	23,856	68,221	20%	13,644
ProLogis North American Properties Fund III	66,012	556,984	531,847	1,154,843	20%	230,969
ProLogis North American Properties Fund IV	12,053	7,498	94,116	113,667	20%	22,733
ProLogis North American Properties Fund V	722,819	77,889	123,785	924,493	14.1%	130,354
ProLogis Japan Properties Fund	—	—	—	—	20%	—

	$16,313,170	$16,045,294	$8,629,223	$40,987,687		$33,254,447

COMMENTS

(A)	Represents leasing activity for distribution space in properties that are directly owned by ProLogis and also those properties that are owned by the ProLogis Property Funds.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs that will be incurred to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., a new development property). Includes the square feet for a lease renewal with the same tenant and associated costs, if any. Includes square feet and associated costs associated with leasing activity for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided is the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplemental Information Page 16

ProLogis

Second Quarter 2003
Unaudited Financial Results

Same Store Sales Growth (A)

	Percentage Change in

				Adjusted
		Net Rental	Net	Net
	Rental	Expenses	Operating	Operating	Average	Rent
	Income (B)	(C)	Income (D)	Income (E)	Occupancy	Growth (F)

First Quarter	+0.65%	+15.2%	-0.45%	-0.34%	+0.06%	-	0.45%
Second Quarter	+1.97%	-0.77%	+2.22%	+1.99%	+1.22%	-	6.25%

Year to Date	+1.34%	+6.33%	+0.93%	+0.87%	+0.71%	-	3.10%

COMMENTS

(A)	A key component of ProLogis’ evaluation of the operating performance of its properties, its management personnel and its individual markets is a “same store” analysis. Prologis defines its same store portfolio of properties as those properties that have been in operation throughout both six-month periods ended June 30, 2003 and 2002. Of ProLogis’ direct owned operating portfolio of 129,588,032 square feet, 114,625,568 square feet are included in the same store portfolio. Of the operating portfolio owned by the ProLogis Property Funds of 94,623,484 square feet, 65,969,471 square feet are included in the same store portfolio. Same store statistics allow management to evaluate the actual operating performance of its operating portfolio as a consistent population from year to year and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for ProLogis and each of the ProLogis Property Funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period to period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	In computing the percentage change in rental income, the rental income computed under GAAP applicable to the properties included in the same store portfolio is adjusted to remove the net termination fees recognized for each period. Net termination fees represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability that has been previously recognized under GAAP, if any. Removing the net termination fees for the same store calculation allows ProLogis’ management to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $264,755 for direct owned properties and $839,954 for properties owned by the ProLogis Property Funds for the three months ended June 30, 2003 and $2,426,112 for direct owned properties and $1,007,957 for properties owned by the ProLogis Property Funds for the three months ended June 30, 2002. Net termination fees removed from rental income were $1,354,424 for direct owned properties and $868,034 for properties owned by the ProLogis Property Funds for the six months ended June 30, 2003 and $3,723,827 for direct owned properties and $3,724,966 for properties owned by the ProLogis Property Funds for the six months ended June 30, 2002.

(C)	Net rental expenses as presented under GAAP represents property operating expenses offset by the amount of such expenses that have been recovered from customers under provisions of their lease agreements. In computing the percentage change in net rental expenses, the net rental expenses applicable to the properties in the same store portfolio includes property management expenses for ProLogis’ direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which ProLogis’ wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues). On consolidation, the net profit or loss of the management company is recognized as part of ProLogis’ net rental expenses reported under GAAP.

(D)	In computing the percentage change in net operating income, ProLogis computes net operating income as the weighted difference between the rental income balance that is computed as described in comment B and the net rental expenses balance that is computed as described in comment C.

(E)	In computing the percentage change in adjusted net operating income, ProLogis adjusts the net operating income balance that is computed as described in comment D to exclude the amount of straight-lined rents recognized in each period. The straight-lined rents removed from rental income were $1,139,183 for direct owned properties and $1,096,830 for properties owned by the ProLogis Property Funds for the three months ended June 30, 2003 and $585,533 for direct owned properties and $1,228,234 for properties owned by the ProLogis Property Funds for the three months ended June 30, 2002. The straight-lined rents removed from rental income were $1,820,655 for direct owned properties and $2,604,356 for properties owned by the ProLogis Property Funds for the six months ended June 30, 2003 and $1,450,148 for direct owned properties and $2,776,764 for properties owned by the ProLogis Property Funds for the six months ended June 30, 2002.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by ProLogis and/or the Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplemental Information Page 17

ProLogis

Second Quarter 2003
Unaudited Financial Results

Acquisitions, Dispositions and Land Held for Development

	Three Months Ended

	June 30,	March 31,	Year
	2003	2003	to Date

Acquisitions (A):
Direct Acquisitions by ProLogis:
Square feet	655,900	3,426,013	4,081,913
Total expected investment of assets acquired	$18,810,171	$125,380,336	$144,190,507
Percentage leased at acquisition date	93.57%	83.08%	84.77%

Dispositions:
Direct Dispositions by ProLogis:
CDFS developed assets:
Square feet	3,282,362	3,372,267	6,654,629
Net sales proceeds	$268,935,547	$169,369,996	$438,305,543
CDFS acquired assets:
Square feet	528,544	2,417,257	2,945,801
Net sales proceeds	$16,266,847	$84,418,399	$100,685,246
Non-CDFS assets:
Square feet	175,059	319,881	494,940
Net sales proceeds	$6,658,736	$38,431,971	$45,090,707
Total:
Square feet	3,985,965	6,109,405	10,095,370
Net sales proceeds	$291,861,130	$292,220,366	$584,081,496

	As of June 30, 2003

	Acres	Investment

Land Held For Development:
Land owned:
North America	2,111	$187,022,627
Europe	598	241,984,306
Asia	—	—

Total land owned	2,709	$429,006,933

Land controlled (LOI/option):
North America	409
Europe	1,442
Asia	—

Total land controlled	1,851

Total land held for development	4,560

     COMMENT

(A)	Of the acquisitions, all but two properties aggregating 150,452 square feet at a total expected investment of $13,331,463 were acquired with the intent to contribute the property to a ProLogis Property Fund, including properties that will be rehabilitated and/or repositioned prior to contribution. These two properties were acquired in the first quarter.

Supplemental Information Page 18

ProLogis

Second Quarter 2003
Unaudited Financial Results

CDFS Business Summary

CDFS Leasing Activity

	Three Months Ended

	June 30,	March 31,	Year
	2003	2003	to Date

Square feet of new leases signed on CDFS properties	3,747,679	2,365,940	6,113,619
Square feet of new leases signed on CDFS properties to repeat ProLogis customers	2,265,583	1,439,826	3,705,409
Percentage to repeat ProLogis customers	60.5%	60.9%	60.6%

Proceeds from CDFS Dispositions/Contributions by Market/Region

	Three Months Ended
				Percentage
	June 30,	March 31,	Year	of Total
	2003	2003	to Date	Proceeds

North America:
Atlanta, Georgia	$4,694,200	$4,895,025	$9,589,225	1.78%
Chicago, Illinois	16,290,240	—	16,290,240	3.02%
Columbus, Ohio	—	120,850	120,850	0.02%
Denver, Colorado	—	2,460,506	2,460,506	0.46%
El Paso, Texas	9,178,602	—	9,178,602	1.70%
Fort Lauderdale/Miami, Florida	11,304,538	—	11,304,538	2.10%
Houston, Texas	5,287,431	—	5,287,431	0.98%
Las Vegas, Nevada	—	4,312,278	4,312,278	0.80%
Los Angeles/Orange County, California	—	46,748,395	46,748,395	8.67%
Memphis, Tennessee	—	39,810,003	39,810,003	7.39%
Nashville, Tennessee	—	10,198,105	10,198,105	1.89%
I-95 Corridor, New Jersey	—	23,199,925	23,199,925	4.30%
Orlando, Florida	—	5,035,596	5,035,596	0.93%
San Antonio, Texas	6,285,216	9,493,613	15,778,829	2.93%
St. Louis, Missouri	—	47,371,135	47,371,135	8.79%
Tampa, Florida	170,191	11,477,850	11,648,041	2.16%
Washington D.C./Baltimore, Maryland	20,093,715	—	20,093,715	3.73%

	73,304,133	205,123,281	278,427,414	51.65%

Europe:
Central France, France	48,763,196	13,386,552	62,149,748	11.53%
East Midlands, United Kingdom	—	4,617,776	4,617,776	0.86%
Milan, Italy	12,500,320	—	12,500,320	2.32%
Northern France, France	10,208,776	—	10,208,776	1.89%
Prague, Czech Republic	—	16,011,167	16,011,167	2.97%
Rhine/Ruhr, Germany	9,739,694	—	9,739,694	1.81%
Warsaw, Poland	14,987,352	—	14,987,352	2.78%
West Midlands, United Kingdom	74,418,243	14,649,619	89,067,862	16.52%

	170,617,581	48,665,114	219,282,695	40.68%

Asia:
Tokyo, Japan	41,280,680	—	41,280,680	7.67%

	41,280,680	—	41,280,680	7.67%

Total proceeds	$285,202,394	$253,788,395	$538,990,789	100.00%

Percentage of CDFS proceeds generated by contributions to ProLogis Property Funds			94.23%

Supplemental Information Page 19

ProLogis

Second Quarter 2003
Unaudited Financial Results

Development Summary

	June 30,	March 31,	December 31,	September 30,
	2003	2003	2002	2002

Development Starts:
North America:
Square feet	1,427,820	478,400	190,227	1,527,582
Total expected investment	$43,080,598	$20,173,930	$7,357,447	$56,324,790
Cost per square foot	$30.17	$42.17	$38.68	$36.87
Europe:
Square feet	1,059,941	1,121,921	2,351,194	1,494,713
Total expected investment	$48,381,276	$47,842,772	$220,662,487	$69,585,361
Cost per square foot	$45.65	$42.64	$93.85	$46.55
Asia:
Square feet	1,373,549	—	195,475	1,336,017
Total expected investment	$157,916,667	$—	$28,416,667	$199,103,551
Cost per square foot	$114.97	$—	$145.37	$149.03
Total:
Square feet	3,861,310	1,600,321	2,736,896	4,358,312
Total expected investment	$249,378,541	$68,016,702	$256,436,601	$325,013,702
Cost per square foot	$64.58	$42.50	$93.70	$74.57

Development Completions:
North America:
Square feet	502,549	2,964,399	1,242,303	—
Total expected investment	$22,615,317	$96,750,486	$50,857,917	$—
Cost per square foot	$45.00	$32.64	$40.94	$—
Leased percentage at completion (A)	32.74%	94.82%	70.61%	—
Leased percentage as of 06/30/03	32.74%	96.74%	93.01%	—
Europe:
Square feet	1,919,595	1,937,573	2,495,574	1,868,703
Total expected investment	$118,482,968	$93,988,313	$122,551,712	$108,578,613
Cost per square foot	$61.72	$48.51	$49.11	$58.10
Leased percentage at completion (A)	83.98%	53.83%	64.11%	48.46%
Leased percentage as of 06/30/03	83.98%	53.83%	67.29%	66.02%
Asia
Square feet	305,095	—	—	198,725
Total expected investment	$35,925,000	$—	$—	$54,978,415
Cost per square foot	$117.75	$—	$—	$276.66
Leased percentage at completion (A)	100.00%	—	—	100.00%
Leased percentage as of 06/30/03	100.00%	—	—	100.00%
Total:
Square feet	2,727,239	4,901,972	3,737,877	2,067,428
Total expected investment	$177,023,285	$190,738,799	$173,409,629	$163,557,028
Cost per square foot	$64.91	$38.91	$46.39	$79.11
Leased percentage at completion (A)	76.33%	78.62%	66.27%	53.41%
Leased percentage as of 06/30/03	76.33%	79.78%	75.84%	69.29%

Under Development as of End of Period:
North America:
Square feet	1,906,220	980,949	3,466,948	4,519,024
Total expected investment	$63,254,528	$42,789,247	$119,365,803	$162,866,273
Cost per square foot	$33.18	$43.62	$34.43	$36.04
Europe:
Square feet	2,974,597	3,834,251	4,649,903	4,794,283
Total expected investment	$228,062,715	$289,963,978	$336,109,519	$237,998,744
Cost per square foot	$76.67	$75.62	$72.28	$49.64
Asia:
Square feet	2,599,946	1,531,492	1,531,492	1,336,017
Total expected investment	$349,511,885	$227,520,218	$227,520,218	$199,103,551
Cost per square foot	$134.43	$148.56	$148.56	$149.03
Total:
Square feet	7,480,763	6,346,692	9,648,343	10,649,324
Total expected investment	$640,829,128	$560,273,443	$682,995,540	$599,968,568
Cost per square foot	$85.66	$88.28	$70.79	$56.34

Construction in Progress:
North America	$21,353,765	$21,853,720	$75,354,961	$71,715,385
Europe	142,360,874	165,890,101	181,552,920	126,288,853
Asia	182,634,649	124,523,192	120,475,885	61,887,859

Total Construction in Progress	$346,349,288	$312,267,013	$377,383,766	$259,892,097

     COMMENT

(A)	Represents the leased percentage as of the end of the quarter in which the development was completed.

Supplemental Information Page 20

ProLogis

Second Quarter 2003
Unaudited Financial Results

Capital Structure
(in thousands)

Debt Outstanding as of June 30, 2003

		Principal Maturities
		of Direct Debt
Direct Principal Outstanding		(excluding Lines of Credit and Short term Borrowings)

Direct Debt:
Senior unsecured notes:
7.00% Notes due 2003	$125,000	2003	$128,628
6.70% Notes due 2004	250,000	2004	314,956
7.05% Notes due 2006	250,000	2005	109,600
7.25% Notes due 2007	135,000	2006	320,165
7.95% Notes due 2008	100,000	2007	331,777
7.10% Notes due 2008	250,000	2008	308,847
8.72% Notes due 2009	112,500	2009	77,557
7.875% Notes due 2009	56,250	2010	35,468
7.30% Notes due 2009	25,000	2011	29,977
5.50% Notes due 2013	300,000
7.81% Notes due 2015	100,000	Thereafter	767,148
9.34% Notes due 2015	50,000	Less discount	(2,175)

8.65% Notes due 2016	50,000		$2,421,948

7.625% Notes due 2017	100,000
Less discount	(2,175)

Total senior unsecured notes	1,901,575
Mortgage notes	491,305
Securitized debt	20,816
Assessment bonds	8,252

	520,373
	2,421,948
Lines of credit and short-term borrowings - unsecured (see page 22)	469,125

Total direct debt	$2,891,073

ProLogis’ share of third party debt of unconsolidated investees:
ProLogis Property Funds (see page 12)	$813,376
CDFS Joint Ventures	40,078
Temperature-controlled distribution investee	232

Total share of third party debt of unconsolidated investees	$853,686

Total	$3,744,759

Market Capitalization as of June 30, 2003

	Shares
	or Equivalents	Market	Market Value
	Outstanding	Price	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$54.00	$108,000
7.92% Series D Cumulative Redeemable Preferred Shares	10,000	$25.20	252,000
8.75% Series E Cumulative Redeemable Preferred Shares (A)	2,000	$25.40	50,800

	14,000		410,800

Common Shares	179,266	$27.30	4,893,962
Convertible limited partnership units (4,788,000 units)	4,791	$27.30	130,794

	184,057		5,024,756

Total equity			5,435,556
Total debt (including ProLogis’ share of third party debt of unconsolidated investees)			3,744,759

Total market capitalization (including ProLogis’ share of third party debt of unconsolidated investees)			$9,180,315

     COMMENT

(A)	On May 30, 2003, ProLogis called for the redemption of all its 2,000,000 outstanding Series E Cumulative Redeemable Preferred Shares at the price of $25.00 per share, plus $0.3685 in accrued and unpaid dividends, for an aggregate redemption price of $25.3685 per Series E Preferred Share. The redemption was completed on July 1, 2003.

Supplemental Information Page 21

ProLogis

Second Quarter 2003
Unaudited Financial Results

Debt Analysis

Revolving Lines of Credit and Short-Term Borrowings
(in thousands)

					Weighted
	Total		Outstanding	Remaining	Average
	Commitment		at 06/30/03	Capacity	Interest Rate (A)

ProLogis-North America	$560,000	(B)	$97,687	$462,313	2.83%
ProLogis-Europe	380,218	(C)	200,056	180,162	2.75%
ProLogis-Europe (United Kingdom only)	41,992	(D)	—	41,992	—
ProLogis-Asia	210,535	(E)	171,382	39,153	1.06%

	$1,192,745		$469,125	$723,620	2.15%

Weighted Average Interest Rates and Term to Maturity (F)

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (G)

Revolving lines of credit and short-term borrowings	16.27%	2.15%	n/a
Unsecured term debt	65.96%	7.12%	6.4	years
Secured term debt	17.77%	7.32%	10.6	years

Totals (F)	100.00%	6.35%	7.3	years

Financial Ratios (see note 1 on page 8)

	Six Months Ended	Year Ended
	06/30/03	12/31/02

Interest coverage ratio (H)	4.0	4.2
Fixed charge coverage ratio (I)	3.3	3.5
Total debt to total book assets (including ProLogis’ share of unconsolidated investees) (see pages 10 and 21)	48.5%	47.4%
Total debt to total market capitalization (including ProLogis’ share of unconsolidated investees) (see page 21)	40.8%	40.7%

     COMMENTS

(A)	Represents the weighted average base interest rates on borrowings outstanding as of June 30, 2003.

(B)	Total commitment available to ProLogis at June 30, 2003 has been reduced by letters of credit outstanding with the lending bank aggregating $10.6 million at June 30, 2003.

(C)	Represents the U.S. dollar equivalent at June 30, 2003 of ProLogis’ 325 million euro denominated line of credit.

(D)	Represents the U.S. dollar equivalent at June 30, 2003 of ProLogis’ 25 million pound sterling denominated line of credit available for borrowing by ProLogis Kingspark. The total commitment available to ProLogis has been reduced by letters of credit outstanding with the lending bank in the currency equivalent of $10.6 million at June 30, 2003.

(E)	Represents the U.S. dollar equivalent at June 30, 2003 of ProLogis’ 24.5 billion yen denominated line of credit and ProLogis’ 800 million yen denominated short-term borrowing arrangement.

(F)	Excludes assessment bonds.

(G)	Calculated as of the beginning of the year on principal amortization from January 1, 2003 through final maturity for debt outstanding as of June 30, 2003.

(H)	Calculated as Funds From Operations before preferred dividends, interest expense and minority interest divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs).

(I)	Calculated as Funds From Operations before preferred dividends, interest expense and minority interest divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends.

Supplemental Information Page 22

ProLogis

Second Quarter 2003
Unaudited Financial Results

Geographic Distribution (A)

North America				Europe	%		Asia	%

Central Region	%	Mid-Atlantic Region	%

				Belgium	0.21		China	(C	)
Austin	1.06	Chicago	3.89	Czech Republic	0.51		Japan	0.23
Dallas/Fort Worth	7.70	Cincinnati	2.84	France	8.30

Denver	1.64	Columbus	3.33	Germany	0.63		Total Asia	0.23

El Paso	1.59	I-81 Corridor (E. Pennsylvania)	1.18	Hungary	0.10
Houston	4.22	I-95 Corridor (New Jersey)	2.96	Ireland	(B	)
Kansas City	0.70	Indianapolis	2.19	Italy	1.51
Oklahoma City	0.29	Louisville	1.22	The Netherlands	2.05
San Antonio	2.69	St. Louis	1.29	Poland	1.31
Tulsa	0.23	Other Non-target	0.06	Portugal	(B	)
Other Non-target	0.04			Spain	1.13

Total Central Region	20.16	Total Mid-Atlantic Region	18.96	Sweden	0.32

				United Kingdom	4.57

Pacific Region	%	Southeast Region	%	Total Europe	20.64

Las Vegas	1.02	Atlanta	5.52
Los Angeles/Orange County	6.69	Charlotte	2.21
Phoenix	1.09	Chattanooga	0.51
Portland	0.93	Ft. Lauderdale/Miami	1.02
Reno	1.65	Memphis	3.95
Salt Lake City	0.91	Nashville	1.86
San Francisco-East Bay	3.08	Orlando	1.00
San Francisco-South Bay	1.65	Tampa	1.74
Seattle	0.62	Washington D.C./Baltimore	2.38

Total Pacific Region	17.64	Total Southeast Region	20.19

Mexico	%

Juarez	0.43
Monterrey	0.67
Reynosa	0.67
Tijuana	0.41

Total Mexico	2.18	Total North America	79.13

     COMMENTS

(A)	Percentages are based on the square footage of the operating portfolio.

(B)	As of June 30, 2003, ProLogis has either development projects or land holdings in this market, but owns no operating buildings.

(C)	As of June 30, 2003, ProLogis has no real estate assets in this market; however, the market is designated as one of ProLogis’ target markets.

Supplemental Information Page 23